Exhibit 13.1

Chief Executive Officer Certification
Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

In connection with the Annual Report on Form 20-F of 500.com Limited (the “Company”) for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhaofu Tian, Interim Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    December 11, 2020

By:	/s/ Zhaofu Tian
	Name:	Zhaofu Tian
	Title:	Interim Chief Executive Officer